NEWS RELEASE

Arlo Reports First Quarter 2022 Results

Exceeded $100 million of ARR, ending Q1 at $101 million, growing 74% year over year
Revenue Growth of 51.1% year over year, exceeding high-end of Guidance for the Quarter
Record GAAP gross profit of $33.6 million, record non-GAAP gross profit of $34.5 million
132% Year over Year growth in Cumulative Paid Accounts
Delivered GAAP operating loss of $8.7 million, second consecutive quarter of non-GAAP Operating Profit of $1.0 million

Carlsbad, California - May 10, 2022 - Arlo Technologies, Inc. (NYSE: ARLO), a leading smart home security brand, today reported financial results for the first quarter ended April 3, 2022.

Financial Highlights (1)

•Revenue of $124.8 million, an increase of 51.1% year over year.
•GAAP gross profit of $33.6 million, an increase of 30.1% year over year; non-GAAP gross profit of $34.5 million, an increase of 29.3% year over year and an all-time record for the company.
•GAAP gross margin of 26.9%; non-GAAP gross margin of 27.6%.
•GAAP operating loss of $8.7 million, a decrease of $2.8 million year over year; non-GAAP operating profit of $1.0 million, an increase of $4.1 million year over year and the second consecutive quarter of non-GAAP operating profitability.
•GAAP net loss per diluted share of $(0.10); non-GAAP net income per diluted share of $0.01.

"The strong growth of our service business continues to produce exceptional results across all metrics. In Q1 revenue reached $124.8 million for 51.1% growth year over year and above the top end of our guidance. Fueled by highly profitable ARR that just surpassed $100 million for the first time in Q1, Arlo posted record non-GAAP gross profit and our second consecutive quarter of non-GAAP operating profitability. These exceptional Q1 results underline how the powerful combination of our recurring revenue business model, coupled with our successful channel and product diversification, are delivering truly transformative results for Arlo,” said Matthew McRae, Chief Executive Officer of Arlo Technologies. “Our team continues to execute well on many fronts – from navigating supply chain challenges to bringing innovative, best-in-class products and services to market – and we are excited to continue our innovation and product and service excellence. With a compelling customer lifetime value and industry-leading customer retention as our base, we will look to leverage our strong execution to grow our subscriber base and expand ARPU. This year we will introduce a full security system with a unique all-in-one sensor to augment our security ecosystem and will make investments to generate awareness of our brand, expand our funnel and, thereby, grow our household base. We look forward to reporting more to you on the success of these initiatives which we believe will drive incremental long term growth and profitability."

	Three Months Ended
	April 3, 2022	December 31, 2021	March 28, 2021
	(in thousands, except percentage and per share data)
Revenue	$124,751	$142,861	$82,556
GAAP Gross Margin	26.9%	22.2%	31.3%
Non-GAAP Gross Margin (1)	27.6%	22.9%	32.3%
GAAP Net Loss per Diluted Share	$(0.10)	$(0.08)	$(0.13)
Non-GAAP Net Income (Loss) per Diluted Share (1)	$0.01	$0.04	$(0.03)
_________________________
(1)    Reconciliation of financial measures computed on a GAAP basis to the most directly comparable financial measures computed on a non-GAAP basis are provided at the end of this press release.

Financial and Business Highlights

•Service revenue of $29.9 million for Q1, for growth of 31.3% year over year, the eleventh consecutive quarter of record service revenue.
•Exceeded $100.0 million of ARR for the first time, ending Q1 with ARR of $101.3 million, growing 74.0% year over year. (2)
•GAAP service gross margin of 65.3%; non-GAAP service gross margin of 65.4% in Q1 and a record for Arlo as a standalone company. (1)
•Added a record 205,000 paid accounts in Q1, a sequential increase of 7.9% over Q4, and a year over year increase of 79.8%.
•Announced significant expansion of our service and product offerings with Arlo Security Systems and Arlo Safe.
•Our Pro 4 camera won Best Product’s Editor’s Choice and How-to Geek’s Best of 2022 awards, while our customized camera developed with Verisure was recognized with an IF design award.
_________________________
(1)    Reconciliation of financial measures computed on a GAAP basis to the most directly comparable financial measures computed on a non-GAAP basis are provided at the end of this press release.

(2)    ARR is calculated by taking our recurring paid service revenue for the last calendar month in the fiscal quarter, multiplied by 12 months. Recurring paid service revenue represents the revenue we recognized from our paid accounts and excludes prepaid service revenue and non-recurring engineering (NRE) service revenue from strategic partners.

Second Quarter 2022 Business Outlook (3)

•Revenue of $105.0 million to $115.0 million.
•GAAP net loss per diluted share of $(0.19) to $(0.14), and non-GAAP net loss per diluted share of $(0.08) to $(0.03).

A reconciliation of our business outlook on a GAAP and non-GAAP basis is provided in the following table:

Three Months Ending July 3, 2022
	Revenue	Net Loss per Diluted Share
(in millions, except per share data)
GAAP	$105.0 - $115.0	$(0.19) - $(0.14)
Estimated adjustments for (3):
Stock-based compensation expense	—	0.11
Tax effects of non-GAAP adjustments	—	—
Non-GAAP	$105.0 - $115.0	$(0.08) - $(0.03)
_________________________
(3)    Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: litigation reserves, net; acquisition-related charges; impairment charges; discrete tax benefits or detriments relating to tax windfalls or shortfalls from equity awards; and any additional impacts relating to the implementation of U.S. tax reform. New material income and expense items such as these could have a significant effect on our guidance and future results.

Investor Conference Call / Webcast Details

Arlo will review the first quarter of 2022 results and discuss management’s expectations for the second quarter of 2022 today, Tuesday, May 10, 2022 at 5:00 p.m. ET (2:00 p.m. PT). The toll-free dial-in number for the live audio call is (888) 660-6387. The international dial-in number for the live audio call is +1 (929) 203-1909. The conference ID for the call is 7749064. A live webcast of the conference call will be available on Arlo’s Investor Relations website at https://investor.arlo.com. A replay of the call will be available via the web at https://investor.arlo.com.

About Arlo Technologies, Inc.

Arlo is the award-winning, industry leader that is transforming the way people experience the connected lifestyle. Arlo’s deep expertise in product design, wireless connectivity, cloud infrastructure and cutting-edge AI capabilities focuses on delivering a seamless, smart home experience for Arlo users that is easy to setup and interact with every day. Arlo’s cloud-based platform provides users with visibility, insight and a powerful means to help protect and connect in real-time with the people and things that matter most, from any location with a Wi-Fi or a cellular connection. To date, Arlo has launched several categories of award-winning smart connected devices, including wire-free smart Wi-Fi and LTE-enabled security cameras, indoor security cameras, audio and video doorbells, and floodlights.

With a mission to bring users peace of mind, Arlo is as passionate about protecting user privacy as it is about safeguarding homes and families. Arlo is committed to supporting industry standards for data protection designed to keep users' personal information private and in their control. Arlo does not monetize personal data, provides enhanced controls for user data, supports privacy legislation, keeps user data safely secure, and puts security at the forefront of company culture.

© 2022 Arlo Technologies, Inc., Arlo and the Arlo logo are trademarks and/or registered trademarks of Arlo Technologies, Inc. and/or certain of its affiliates in the United States and/or other countries. Other brand and product names are for identification purposes only and may be trademarks or registered trademarks of their respective holder(s). The information contained herein is subject to change without notice. Arlo shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

Arlo Investor Relations
Erik Bylin
investors@arlo.com
(510) 315-1004

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent Arlo Technologies, Inc.’s (the "Company") expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding its potential future business, operating performance and financial condition, including descriptions of its expected revenue, GAAP and non-GAAP gross margins, operating margins, tax rates, expenses, and cash outlook; the Company's recurring revenue business model and its channel and product diversification; the commercial launch and momentum of new products and services; including a full security system with all-in one sensor; strategic objectives and initiatives, including the Company's collaboration with Verisure; expectations regarding market expansion and future growth; plans to invest in product innovation; the Company's future product offerings; supply chain challenges; the impact of COVID-19 on the Company's business; and quotes from the Company's Chief Executive Officer. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for the Company's products may be lower than anticipated; the Company may be unsuccessful in developing and expanding its sales and marketing capabilities; the Company may not be able to increase sales of its paid subscription services; consumers may choose not to adopt the Company's new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company's products or utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may not receive the minimum commitment amounts from Verisure; the COVID-19 pandemic could continue to have an adverse impact on the Company's business, operations and the markets and communities in which the Company and its partners and customers operate; the Company may fail to successfully continue to effect operating expense savings; changes in the level of the Company's cash resources and the Company's planned usage of such resources; changes in the Company's stock price and developments in the business that could increase the Company's cash needs; fluctuations in foreign exchange rates; and the actions and financial health of the Company's customers. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect the Company and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors” in the Company's most recently filed Annual Report and Quarterly Report filed with the Securities and Exchange Commission (the “SEC”) and subsequent filings with the SEC. Given these circumstances, you should not place undue reliance on these forward-looking statements. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP total operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP other income (expenses), net, non-GAAP provision for income taxes, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. These supplemental measures exclude adjustments for separation expense, stock-based compensation expense, litigation reserves, employee retention credit and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP measures, provide useful information to investors by offering:

–the ability to make more meaningful period-to-period comparisons of our on-going operating results;
–the ability to better identify trends in our underlying business and perform related trend analyses;

–a better understanding of how management plans and measures our underlying business; and
–an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Separation expense consists of expenses that are related to the separation of our business from NETGEAR. These consist primarily of costs of legal and professional services for IPO-related litigation associated with our separation from NETGEAR. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, performance-based stock options, restricted stock units, performance-based restricted stock units, shares under the employee stock purchase plan granted to employees and employees' annual bonus in RSU form. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Other items are the result of either unique or unplanned events, including, when applicable: litigation reserves, net and employee retention credit. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Tax effects consist of the various above adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income. We also believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures provides our management and users of the financial statements with better clarity regarding the on-going performance of our business.

Source: Arlo-F

***Financial Tables Attached***

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	April 3, 2022	December 31, 2021
	(In thousands, except share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$100,975	$175,749
Short-term investments (amortized cost of $44,612 and $—)	44,566	—
Accounts receivable, net (net of allowance for credit losses of $339 and $337)	78,054	79,564
Inventories	37,038	38,390
Prepaid expenses and other current assets	9,015	9,919
Total current assets	269,648	303,622
Property and equipment, net	8,522	9,595
Operating lease right-of-use assets, net	13,797	14,814
Goodwill	11,038	11,038
Restricted cash	4,114	4,107
Other non-current assets	4,671	4,314
Total assets	$311,790	$347,490

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$68,266	$84,098
Deferred revenue	16,460	29,442
Accrued liabilities	91,732	97,377
Income tax payable	45	12
Total current liabilities	176,503	210,929
Non-current deferred revenue	915	1,344
Non-current operating lease liabilities	20,308	21,470
Non-current income taxes payable	94	94
Other non-current liabilities	1,966	1,001
Total liabilities	199,786	234,838
Stockholders’ Equity:
Preferred stock: $0.001 par value; 50,000,000 shares authorized; none issued or outstanding	—	—
Common stock: : $0.001 par value; 500,000,000 shares authorized; shares issued and outstanding: 85,834,841 at April 3, 2022 and 84,453,212 at December 31, 2021	86	84
Additional paid-in capital	409,242	401,367
Accumulated other comprehensive income	(46)	—
Accumulated deficit	(297,278)	(288,799)
Total stockholders’ equity	112,004	112,652
Total liabilities and stockholders’ equity	$311,790	$347,490

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	April 3, 2022	December 31, 2021	March 28, 2021
	(in thousands, except percentage and per share data)
Revenue:
Products	$94,825	$114,396	$59,761
Services	29,926	28,465	22,795
Total revenue	124,751	142,861	82,556
Cost of revenue:
Products	80,777	100,476	47,157
Services	10,399	10,669	9,592
Total cost of revenue	91,176	111,145	56,749
Gross profit	33,575	31,716	25,807
Gross margin	26.9%	22.2%	31.3%
Operating expenses:
Research and development	16,379	13,644	14,791
Sales and marketing	13,168	12,464	11,207
General and administrative	12,621	12,584	11,227
Separation expense	79	254	54
Total operating expenses	42,247	38,946	37,279
Loss from operations	(8,672)	(7,230)	(11,472)
Operating margin	(7.0)%	(5.1)%	(13.9)%
Interest income (expense), net	(5)	(15)	24
Other income (expense), net	411	605	909
Loss before income taxes	(8,266)	(6,640)	(10,539)
Provision for income taxes	213	152	180
Net loss	$(8,479)	$(6,792)	$(10,719)
Net loss per share:
Basic	$(0.10)	$(0.08)	$(0.13)
Diluted	$(0.10)	$(0.08)	$(0.13)
Weighted average shares used to compute net loss per share:
Basic	85,222	84,367	80,370
Diluted	85,222	84,367	80,370

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	April 3, 2022	March 28, 2021
	(In thousands)
Cash flows from operating activities:
Net loss	$(8,479)	$(10,719)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	9,589	8,340
Depreciation and amortization	1,302	1,547
Allowance for credit losses and inventory reserves	(135)	(562)
Deferred income taxes	(9)	(130)
Premium amortization (discount accretion) on investments, net	28	(3)
Changes in assets and liabilities:
Accounts receivable, net	1,508	26,522
Inventories	1,490	9,296
Prepaid expenses and other assets	556	361
Accounts payable	(15,676)	(34,647)
Deferred revenue	(13,411)	(8,101)
Accrued and other liabilities	(1,320)	(22,072)
Net cash used in operating activities	(24,557)	(30,168)
Cash flows from investing activities:
Purchases of property and equipment	(298)	(803)
Purchases of short-term investments	(44,640)	—
Proceeds from maturities of short-term investments	—	15,000
Net cash provided by (used in) investing activities	(44,938)	14,197
Cash flows from financing activities:
Proceeds related to employee benefit plans	1,388	6,133
Restricted stock unit withholdings	(6,660)	(4,177)
Net cash provided by (used in) financing activities	(5,272)	1,956
Net decrease in cash and cash equivalents and restricted cash	(74,767)	(14,015)
Cash and cash equivalents and restricted cash, at beginning of period	179,856	190,291
Cash and cash equivalents and restricted cash, at end of period	$105,089	$176,276

Non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$310	$82

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

UNAUDITED STATEMENT OF OPERATIONS DATA:

	Three Months Ended
	April 3, 2022	December 31, 2021	March 28, 2021
	(in thousands, except percentage data)
GAAP gross profit:
Products	$14,048	$13,920	$12,604
Services	19,527	17,796	13,203
Total GAAP gross profit	33,575	31,716	25,807
GAAP gross margin:
Products	14.8%	12.2%	21.1%
Services	65.3%	62.5%	57.9%
Total GAAP gross margin	26.9%	22.2%	31.3%
Stock-based compensation expense - Products	855	776	874
Stock-based compensation expense - Services	55	191	—
Non-GAAP gross profit:
Products	14,903	14,696	13,478
Services	19,582	17,987	13,203
Total Non-GAAP gross profit	$34,485	$32,683	$26,681
Non-GAAP gross margin:
Products	15.7%	12.9%	22.6%
Services	65.4%	63.2%	57.9%
Total Non-GAAP gross margin	27.6%	22.9%	32.3%

GAAP research and development	$16,379	$13,644	$14,791
Stock-based compensation expense	(2,302)	(2,391)	(2,556)
Non-GAAP research and development	$14,077	$11,253	$12,235

GAAP sales and marketing	$13,168	$12,464	$11,207
Stock-based compensation expense	(1,380)	(1,444)	(1,190)
Non-GAAP sales and marketing	$11,788	$11,020	$10,017

GAAP general and administrative	$12,621	$12,584	$11,227
Stock-based compensation expense	(4,997)	(5,680)	(3,720)
Litigation reserves, net	(47)	(3)	(10)
Non-GAAP general and administrative	$7,577	$6,901	$7,497

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

UNAUDITED STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended
	April 3, 2022	December 31, 2021	March 28, 2021
	(in thousands, except percentage and per share data)
GAAP total operating expenses	$42,247	$38,946	$37,279
Separation expense	(79)	(254)	(54)
Stock-based compensation expense	(8,679)	(9,515)	(7,466)
Litigation reserves, net	(47)	(3)	(10)
Non-GAAP total operating expenses	$33,442	$29,174	$29,749

GAAP operating loss	$(8,672)	$(7,230)	$(11,472)
GAAP operating margin	(7.0)%	(5.1)%	(13.9)%
Separation expense	79	254	54
Stock-based compensation expense	9,589	10,482	8,340
Litigation reserves, net	47	3	10
Non-GAAP operating income (loss)	$1,043	$3,509	$(3,068)
Non-GAAP operating margin	0.8%	2.5%	(3.7)%

GAAP other income (expense), net	$411	$605	$909
Employee Retention Credit	(39)	(103)	—
Non-GAAP other income (expense), net	$372	$502	$909

GAAP provision for income taxes	$213	$152	$180
GAAP income tax rate	(2.6)%	(2.3)%	(1.7)%
Tax effects	—	—	—
Non-GAAP provision for income taxes	$213	$152	$180
Non-GAAP income tax rate	15.1%	3.8%	(8.4)%

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

UNAUDITED STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended
	April 3, 2022	December 31, 2021	March 28, 2021
	(in thousands, except percentage and per share data)
GAAP net loss	$(8,479)	$(6,792)	$(10,719)
Separation expense	79	254	54
Stock-based compensation expense	9,589	10,482	8,340
Litigation reserves, net	47	3	10
Employee Retention Credit	(39)	(103)	—
Tax effects	—	—	—
Non-GAAP net income (loss)	$1,197	$3,844	$(2,315)

NET LOSS PER SHARE - BASIC AND DILUTED:
GAAP net loss per share - basic and diluted	$(0.10)	$(0.08)	$(0.13)
Stock-based compensation expense	0.11	0.12	0.10
Non-GAAP net income (loss) - diluted	$0.01	$0.04	$(0.03)

Shares used in computing GAAP net income (loss) - basic	85,222	84,367	80,370
Shares used in computing non-GAAP net income (loss) - diluted	93,135	90,679	80,370

ARLO TECHNOLOGIES, INC.

UNAUDITED SUPPLEMENTAL FINANCIAL INFORMATION

	Three Months Ended
	April 3, 2022	December 31, 2021	October 3, 2021	June 27, 2021	March 28, 2021
	(in thousands, except headcount and per share data)
Cash, cash equivalents and short-term investments	$145,541	$175,749	$166,057	$178,698	$177,113
Cash, cash equivalents and short-term investments per diluted share	$1.56	$1.94	$1.98	$2.18	$2.20

Accounts receivable, net	$78,054	$79,564	$70,124	$51,890	$51,121
Days sales outstanding	58	50	62	48	54

Inventories	$37,038	$38,390	$39,769	$43,155	$55,972
Inventory turns	8.7	10.5	7.6	5.7	3.4

Weeks of channel inventory:
U.S. retail channel	15.8	7.0	14.0	8.0	12.5
U.S. distribution channel	10.5	8.5	8.0	12.5	9.6
APAC distribution channel	18.1	8.9	10.2	8.6	6.9

Deferred revenue (current and non-current)	$17,375	$30,786	$41,686	$50,903	$61,604

Cumulative registered accounts (1)	6,389	6,131	5,822	5,527	5,275
Cumulative paid accounts (2)	1,272	1,067	877	695	549
Annual recurring revenue (ARR) (3)	$101,341	$90,100	$80,400	$69,753	$58,238

Headcount	358	353	346	349	355
Non-GAAP diluted shares	93,135	90,679	83,809	82,134	80,370
_________________________
(1)    We define our registered accounts at the end of a particular period as the number of unique registered accounts on the Arlo platform as of the end of such particular period, and includes accounts owned by Verisure. The number of registered accounts does not necessarily reflect the number of end-users on the Arlo platform, as one registered account may be used by multiple people.

(2)    Paid accounts worldwide measured as any account where a subscription to a paid service is being collected (either by the Company or by the Company’s customers or channel partners), plus paid service plans of a duration of more than 3 months bundled with products (such bundles being counted as a paid account after 90 days have elapsed from the date of registration). Paid accounts includes accounts transferred to Verisure.

(3)    Effective as of the third quarter of 2021, we adopted ARR as one of the key indicators of our business performance. ARR represents the amount of paid service revenue that we expect to recur annually and is calculated by taking our recurring paid service revenue for the last calendar month in the fiscal quarter, multiplied by 12 months. Recurring paid service revenue represents the revenue we recognize from our paid accounts and excludes prepaid service revenue, and NRE service revenue from strategic partners. The ARR for the comparative periods presented was derived following the same methodology. ARR is a performance metric and should be viewed independently of revenue and deferred revenue, and is not intended to be a substitute for, or combined with, any of these items.

REVENUE BY GEOGRAPHY

	Three Months Ended
	April 3, 2022		December 31, 2021		March 28, 2021
	(in thousands, except percentage data)
Americas	$68,466	55%	$80,354	56%	$49,636	60%
EMEA	49,975	40%	53,609	38%	24,591	30%
APAC	6,310	5%	8,898	6%	8,329	10%
Total	$124,751	100%	$142,861	100%	$82,556	100%